SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

DELEK US HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CVR ENERGY, INC.

IEP ENERGY LLC

IEP ENERGY HOLDING LLC

AMERICAN ENTERTAINMENT PROPERTIES CORP.

ICAHN BUILDING LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

CARL C. ICAHN

RANDALL D. BALHORN

GEORGE J. DAMIRIS

ROBERT EDWARD KENT, JR.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPORT CVR ENERGY’S EFFORTS! DELEK US HOLDINGS: TIME FOR MR. 5% TO COME CLEAN April 2021

ADDITIONAL INFORMATION AND WHERE TO FIND IT; PARTICIPANTS CVR ENERGY, INC. AND AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND MAILED TO THE STOCKHOLDERS OF DELEK US HOLDINGS, INC., A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. SECURITY HOLDERS OF DELEK US HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2021. IMPORTANT DISCLOSURE INFORMATION THIS PRESENTATION CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SECURITIES OF DELEK US HOLDINGS, INC. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. THE ACTUAL PERFORMANCE AND RESULTS OF DELEK US HOLDINGS, INC. MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR LONG POSITIONS, OR INCREASE OUR LONG EXPOSURE BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING DELEK US HOLDINGS, INC. WITHOUT UPDATING THIS PRESENTATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES, EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW. THE INFORMATION CONTAINED HEREIN IS NOT AND SHOULD NOT BE CONSTRUED AS INVESTMENT ADVICE AND DOES NOT PURPORT TO BE AND DOES NOT EXPRESS ANY OPINION AS TO THE PRICE AT WHICH THE SECURITIES OF DELEK US HOLDINGS, INC. MAY TRADE AT ANY TIME. THE INFORMATION AND OPINIONS PROVIDED HEREIN SHOULD NOT BE TAKEN AS SPECIFIC ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. INVESTORS SHOULD MAKE THEIR OWN DECISIONS REGARDING DELEK US HOLDINGS, INC. AND THEIR PROSPECTS BASED ON SUCH INVESTORS’ OWN REVIEW OF PUBLICLY AVAILABLE INFORMATION AND SHOULD NOT RELY ON THE INFORMATION CONTAINED HEREIN. NEITHER CVR ENERGY, INC. NOR ANY OF ITS AFFILIATES ACCEPTS ANY LIABILITY WHATSOEVER FOR ANY DIRECT OR CONSEQUENTIAL LOSS HOWSOEVER ARISING, DIRECTLY OR INDIRECTLY, FROM ANY USE OF THE INFORMATION CONTAINED HEREIN. FORWARD-LOOKING STATEMENTS Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indications of future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward- looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. Important factors that could cause actual results to differ materially from the expectations set forth in this PRESENTATION include, among other things, the factors identified under the sections entitled “Risk Factors” in Delek US Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as the factors identified in Delek US Holdings, Inc.’s other public filings. Such forward-looking statements should therefore be considered in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About CVR Energy, Inc. Diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP Listed on the NYSE Headquartered in Sugar Land, Texas led by experienced team of industry veterans Owns 14.8% of Delek US Holdings, Inc. (“Delek”) common stock, making CVR Delek’s largest stockholder Acquired its interest in Delek primarily due to its belief that Delek’s stock is undervalued On its last earnings call, reported it had no “interest in acquiring Delek” Instead, focused on encouraging Delek to improve its business to increase stockholder value Believes Board refreshment will offer new perspectives and operational expertise necessary to maximize value for all stockholders Cvr has a significant investment in delek and believes its INDEPENDENT nominees will maximize value for all stockholders

Proxy Contest Timeline February to March 2020 – CVR purchases 10,911,880 Delek shares (including shares underlying a forward contract) March 19, 2020 – CVR calls Uzi Yemin (“Yemin”) indicating its willingness to talk, then files Schedule 13D March 20, 2020 – Delek adopts a “poison pill” January 14, 2021 – CVR calls Yemin, notifies Delek it intends to nominate 3 directors to Delek’s Board and that CVR is not interested in acquiring Delek, sends copy of the letter outlining its recommended actions to Delek prior to publicly filing such letter February 2, 2021 – CVR formally submits to Delek its nomination of the Independent CVR Nominees February 18, 2021 – CVR delivers “books and records” demand under §220 of the Delaware General Corporation Law, agrees not to release confidential documents without Delek or Delaware court approval March 1, 2021 – CVR delivers second “books and records” demand to Delek March 20, 2021 – CVR calls Yemin to discuss potential settlement CVR IS ENTITLED TO ACCESS TO INFORMATION BUT DELEK REFUSES TO COOPERATE

Proxy Contest Timeline – Continued March 24, 2021 – CVR calls Uzi Yemin, sends letter outlining offer to avoid proxy contest: Replace two Delek nominees with any two Independent CVR Nominees selected by Delek, both of which would remain independent of CVR and its affiliates; Retain financial advisor to market Delek’s retail business (retaining wholesale supply rights, including Renewable Identification Numbers) with proceeds of a sale (if a sale is approved by Delek’s full Board) to repay debt and then to conduct a tender offer open to ALL of Delek’s stockholders; and Form one or more Board committees to evaluate the recommendations from CVR’s January 14, 2021 letter March 26, 2021 – Delek responds to CVR’s settlement offer with counterproposal containing more than 20 conditions, including but not limited to: Nominating only one CVR Nominee selected by Delek, plus another new candidate selected by Delek after “consultation” with CVR; Increasing the overall size of the Board; Prohibiting CVR from multiple actions, including making any stockholder proposals or seeking any information from Delek, for over three years; Requiring CVR to vote to approve Delek’s egregious compensation scheme; Requiring CVR to submit to a ONE-WAY non-solicitation agreement; and Imposing onerous restrictions on CVR’s ability to sell shares of Delek Cvr has repeatedly reached out to mr. yemin to discuss its concerns to no avail

Proxy Contest Timeline – Continued March 29, 2021 – CVR calls Mr. Yemin to reject the counteroffer, but offers additional discussions to promote a settlement to benefit all of Delek’s stockholders March 30, 2021 – CVR and certain of its affiliates hold call with Delek regarding potential settlement including concessions by CVR; CVR files its definitive proxy statement seeking proxies to vote “FOR” the Independent CVR Nominees; CVR resends its “books and records” demand March 31, 2021 – CVR and certain of its affiliates hold call with Delek regarding settlement in which Delek claims to want peace but irrationally demands no less than a three-year standstill designed solely to repress CVR’s stockholder rights, despite admitting that CVR’s Nominees are highly qualified April 2, 2021 – Delek delivers a letter to CVR claiming its “Board” concluded that a settlement is not in the best interests of all of its stockholders, paradoxically choosing a proxy contest over CVR’s standstill offer through the slate deadline for Delek’s 2022 Annual Meeting if Delek simply: Appoints one of CVR’s nominees chosen by Delek, plus one new female or diverse candidate, both of whom shall remain fully independent of CVR and its affiliates; and Announces that it will engage a financial advisor within the next 18 months to evaluate a sale of retail (excluding wholesale) and CVR’s other recommendations – with any sale or action subject to the approval of Delek’s full Board WE URGE YOU TO SUPPORT CVR’S EFFORTS IN HOLDING THE DELEK BOARD AND MR. YEMIN ACCOUNTABLE

No More Hiding for Uzi “Mr. 5%” Yemin — Demand Answers! Delek’s entrenched, incumbent Board has approved excessive executive compensation for Delek’s CEO, Uzi “Mr. 5%” Yemin, for years From 2013 to 2020, Delek paid Mr. 5% approximately $54 million as reported in the proxy statements filed by Delek and its predecessor for the applicable periods Mr. 5% received an additional 5% equity interest in the GP of Delek Logistics Partners, LP (“Logistics”), bringing total compensation to Mr. 5% to approx. $81 million over a 7-year period Delek has failed to disclose the consideration or the reasons for granting Mr. 5% the equity interests in Logistics’ general partner 5% equity interest was worth approximately $27 million reflecting: Approximately $22 million paid to Mr. Yemin in connection with the buyout of his 5% interest in the general partner of Logistics as disclosed in Delek’s Form 8-K filed with the SEC on August 13, 2020; plus Approximately $5 million in estimated payouts in respect of his 5% interest prior to its buyout based on information filed in Logistics’ Form 10-Ks for the applicable periods (which is estimated because Delek has failed to respond to our books and records demand) DELEK’S BOARD IS NOT ACTING IN THE BEST INTERESTS OF Delek’s stockholders or with the intent of maximizing value for all stockholders

Delek’s Board Has Wasted Resources Continuing Delek’s investment of significant capital into assets – such as the Krotz Springs and El Dorado refineries – which are unlikely to generate cash flow over a turnaround cycle, even under normal market conditions Wasting resources – both cash and management’s time – on locations with poor market position and unfavorable economics Ballooning G&A and corporate capital expenditures – the allocation of which is murky at best based on Delek’s public disclosures – which could mean these refineries have much higher operating expenses than reported, making them even less competitive than Delek lets on Failing to capture common sense market opportunities, such as developing Arizona markets offering significantly higher netbacks Selling Delek’s Core Refining Assets to Logistics at prices well below typical EBITDA multiples û Entering into inherently conflicted transactions without justification Shifting value from Delek to Logistics creating a “double whammy” for the refining business: Delek received less than market value for the assets it sold to Logistics; PLUS Delek must now pay Logistics for parts of its normal refinery operations – like fees to store crude oil and refined products in refinery tanks now owned by Logistics – making Delek’s refineries even less competitive Delek’s incumbent board is not acting to maximize value for all stockholders

Delek’s Board Has Made Questionable Operating Decisions Refusing to Even Consider a Sale of Delek’s Retail Business (ex. Wholesale) at Current High Prices û Demonstrates Board’s unwillingness to address market trends and react accordingly Focusing on Non-Core Activities that Add No Value to Delek’s Refining Business Continues to focus on speculative supply and trading activities, despite the fact that Delek lacks the balance sheet to put credit at risk for market-making trading activities in excess of its refining business requirements Expends undisclosed funds to develop non-core businesses and maintain offices outside the United States Failing to Control Delek’s Exorbitant G&A and Corporate Capital Expenditures1 G&A expenses for 2020 increased to 2016 pro forma levels following Alon merger ($248.3mm for 2020 v. $106.1mm for 2016) despite touted synergies and nearly $250 million in back-office capital expenditures G&A continues to rise despite exorbitant capital expenditures on corporate IT initiatives, which should be driving G&A down, not up G&A as a percentage of gross profit is close to 27% (peers HFC, MPC, PBF, PSX, VLO and CVR are approx. 15%)2 1Based on Form 10-K filings 2Total G&A for each entity between 2016 and 2020 as a percentage of their total gross profit (calculated as revenue less costs of goods sold and direct operating expenses) over the same period based on the Form 10-Ks for each entity during the applicable periods HOLD THE Incumbent Delek Board Members ACCOUNTABLE! VOTE “FOR” THE INDEPENDENT CVR NOMINEES!

Delek Has Been Misleading Stockholders About CVR’s Intentions Even after CVR indicated it did not want to pursue an acquisition of Delek, Mr. 5% continued to rely on his assumption that a deal would occur to: û Confuse Delek’s stockholders on CVR’s true intentions Pursue Mr. 5%’s own personal agenda Promote the possibility of further lining his own pockets through an acquisition where Mr. 5% would “cash out” his stock CVR believes that the focus of Delek’s management should be on growth of core business areas Mr. 5% needs to devote his efforts to maximizing value for Delek’s stockholders – rather than his own personal returns CVR reached out to Uzi prior to submitting its nomination letter and continued to do so In its proxy statement, Delek claims that CVR did not contact Delek between March 2020 and January 14, 2021 Representatives of CVR reached out to Mr. 5% on multiple occasions to discuss Delek’s business direction and the CVR Nominees CVR has tried to engage in meaningful discussions but Uzi rejected CVR’s requests without rational explanation, letting the ego of Mr. 5% triumph over the best interests of the stockholders Delek falsely claims that CVR is a competitor to discredit the CVR Nominees Delek did not previously identify CVR as a competitor in its Form 10-K where it refers to its most significant sources of competition Delek primarily operates in the Gulf Coast region and CVR primarily operates in the Midwest region There is immaterial and insignificant overlap in certain limited activities conducted by Delek and CVR CVR IS SEEKING TO ELECT DIRECTORS TO MAXIMIZE VALUE FOR ALL DELEK’S STOCKHOLDERS—NOT MR. 5%

Incumbent Directors are Entrenched and Beholden to Mr. Yemin Messrs. Finnerty, Wiessman and Zohar are entrenched These individuals have served on the Delek’s Board for 7, 4 and 11 years, respectively Mr. Wiessman has a prior relationship with Mr. Yemin from working together at Alon USA Energy, Inc. Under the incumbent’s leadership, Delek has made several operational and tactical missteps, including: expending time and resources on non-core activities allowing corporate overhead costs to significantly increase engaging in affiliate transactions at non-market values advancing Mr. 5%’s personal agenda at the stockholders’ expense Messrs. Finnerty, Wiessman and Zohar are beholden to Mr. Yemin Approved excessive compensation for Mr. 5% as members of the Compensation Committee Failed to adequately review the conflicts associated with the grant of 5% equity interests to Mr. Yemin Diverted resources from core assets to non-core activities Failed to adapt and react to real time trends in the industry Failed to control corporate spending SEND A MESSAGE TO MR. 5% AND the Incumbent Board Members THAT THIS WON’T BE TOLERATED!

Support Change – Vote “FOR” the Independent CVR Nominees The Independent CVR Nominees – Randall D. Balhorn, George J. Damiris and Robert Edward Kent, Jr. – have the leadership and industry and operational experience needed to refocus Delek’s management Independent from Delek’s current management and Mr. Yemin No arrangements, understandings or agreements with CVR Energy or Icahn (other than an indemnification agreement relating to the proxy contest itself) Possess broad-based experience in petroleum refining and marketing Represent new leadership needed to disrupt the existing Board’s deference to Mr. Yemin We believe the Independent CVR Nominees will drive Delek to maximize value for all stockholders We urge you to vote “FOR” the Independent CVR Nominees on the GOLD proxy card to bring independent thinkers and a fresh perspective to Delek’s Board VOTE “FOR” THE Independent CVR NOMINEES—Randall D. Balhorn, George J. Damiris and Robert Edward Kent, Jr.—on the GOLD proxy card today!

Randall D. Balhorn – Independent CVR Nominee Currently serves as Vice President of Business Development at US Development Group, LLC Experience as an executive officer of entities involved in manufacturing, refining and distribution of petroleum, chemicals and energy Over 20 years of prior executive leadership experience at Koch Industries Prior experience leading energy trading business, including for Merrill Lynch, DTE Energy Trading and EDF Trading (a joint venture between Louis Dreyfus and Electricité de France) MBA from University of Oklahoma and BA from Michigan State University Mr. Balhorn’s key attributes: Proven focus on development, management and operations of terminals, logistics centers and energy-related infrastructure Extensive capital markets and commodities experience Qualifies as “independent” under NYSE listing standards Independent from Delek, Mr. Yemin, CVR and Icahn Support the independent CVR Nominees – Vote “FOR” Mr. Balhorn!

George J. Damiris – Independent CVR Nominee Previously served as the CEO, President and Board member of HollyFrontier Corporation and of Holly Energy Partners, L.P. Extensive management and operational experience gained from his time as a senior executive Over 18 years prior experience at Koch Industries, including managing refining, chemical, trading and financial businesses MBA from the Weatherhead School of Management at Case Western Reserve University and a BS in Chemical Engineering from Case Western Reserve University Mr. Damiris key attributes: Public company Board experience (HollyFrontier Corporation, Holly Energy Partners, L.P. and Eagle Materials Inc.) Experience with day-to-day operations of, and significant insights into, issues facing the refining industry Qualifies as “independent” under NYSE listing standards Independent from Delek, Mr. Yemin, CVR and Icahn Support the Independent CVR Nominees – Vote “FOR” Mr. damiris!

Robert Edward Kent, Jr. – Independent CVR Nominee Currently operates his own consulting practice as President of REK Energy, LLC, which provides consulting services to refining, renewable diesel and petrochemical companies Over 40 years of experience in the petroleum refining industry Prior leadership positions with Citgo Refining and Chemical Company, including managing Citgo’s Lake Charles and Lemont refineries MBA in Finance from the University of Minnesota Carlton School of Business and BS in Chemical Engineering from the University of Wisconsin Mr. Kent’s key attributes: Experience in refining, renewable diesel and petrochemicals, including as an executive officer, Board member, consultant and manager of refineries Scope and breadth of experience with global petrochemical companies Qualifies as “independent” under NYSE listing standards Independent from Delek, Mr. Yemin, CVR and Icahn Support the INDEPENDENT CVR Nominees – Vote “FOR” Mr. Kent!